UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 5, 2024

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Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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Nevada	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281

(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On February 5th, 2024, through February 6th, 2024, Crexendo, Inc. (the “Company”) entered into employment agreements with Jeff Korn, Chief Executive Officer, Doug Gaylor President and Chief Operation Officer, Ron Vincent Chief Financial Officer, Jon Brinton Chief Revenue Officer, Anand Buch Chief Strategy Officer, and David Wang Chief Technology Officer (“C Level Officers”). The employment agreements (“Agreements”) are not for a fixed term, and the C Level Officers remain at will employees.

Pursuant to their employment agreements, the C Level Officers will continue to earn their current salary (subject to regular adjustments, annual bonuses the amount and terms of which shall be set by the Compensation Committee of the Board as well as also being eligible to receive (i) equity awards under the Company’s equity incentive plan(s), (ii) fringe benefits and perquisites (iii) other standard employee benefits including PTO and (iv) reimbursement of reasonable business expenses.

In the event that the Company terminates a C Level Officer (a) for “Cause” (as defined in their employment agreements) or due to their death or disability, or (b) if a C Level Executive terminates his employment, then the employee shall be entitled to receive: (i) any accrued but unpaid base salary and accrued but unused PTO, (ii) reimbursement for unreimbursed business expenses and (iii) benefits under the Company’s employee benefits plans (collectively, the “Accrued Amounts”).

In the event that the Company terminates a C Level Officer (a) without “Cause”, the employee shall be entitled to receive  benefits as defined in the Agreement(s), and subject to entering into a release of claims in favor of the Company, the employee will also be entitled to receive (i) a lump sum payment equal to one month of base salary for every year the employee has been employed up to a maximum of one year of the employee’s base salary and (ii) reimbursement for payments such employee makes for COBRA coverage for one year following termination. In addition, any outstanding equity awards shall be determined according to the applicable equity incentive plan(s) and award agreements.

In the event the Company is sold the C Level Officers are entitled to an award of Restricted Stock Units as detailed in the Agreements (with the amount dependent on the transaction stock price) together with all outstanding equity awards becoming vested on change of control (as defined in the Agreement). In addition, thereto the Executive Officer is entitled to severance if an acquiring Company does not retain the named Executive Officer in a similar position with a comparable salary.

The description of the employment agreements with are qualified in their entirety by reference to the complete text of the agreements, which have been filed with this Current Report on Form 8-K as Exhibit 10.1 through Exhibit 10.6 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

10.1	Employment Agreement with Jeff Korn
10.2	Employment Agreement with Doug Gaylor
10.3	Employment Agreement with Ron Vincent
10.4	Employment Agreement with Jon Brinton
10.5	Employment Agreement with Anand Buch
10.6	Employment Agreement with David Wang

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2024

Crexendo, Inc.

/s/ Ronald Vincent
By:	Ronald Vincent
Chief Financial Officer

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